FOULSTON & SIEFKIN L.L.P.
700 Fourth Financial Center
Wichita, Kansas 67202
(316)267-6371


March 29, 1996

AmVestors Financial Corporation
415 S.W. Eighth Avenue
Topeka, Kansas 66603


    Re:  Registration Statement on Form S-3
      AmVestors Financial Corporation 1995 Agents Stock Option Plan

Dear Sirs:

    We have acted as special counsel to AmVestors Financial Corporation, a Kansas corporation (the
"Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 and exhibits thereto (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended, of 500,000 shares of the Company's common stock, no par value (the
"Shares"), which may be offered pursuant to the Company's 1995 Agents Stock Option Plan.

    Based upon such examination, and upon consideration of applicable federal income tax laws, and subject to the additional qualifications, assumptions, and limitations hereinafter set forth, we are of the opinion that the description in the Registration Statement under the caption "DESCRIPTION OF THE PLAN--Federal Income Tax
Consequences of Plan Participation" to the extent it involves matters of law, is correct in all material respects.

    The opinion expressed above is subject to the following additional qualifications, assumptions, and limitations:

    (a) The opinion expressed herein is as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in law which may hereafter occur or become effective.




Exhibit 8.1

    (b) The opinion expressed herein is furnished to you solely for use in connection with the Registration
Statement.


    We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.


                   Very truly yours,



                   FOULSTON & SIEFKIN L.L.P.